Exhibit 24
POWER OF ATTORNEY WITH RESPECT TO
ANNUAL REPORT OF TECUMSEH PRODUCTS COMPANY
ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010
Each of the undersigned, a director or officer of TECUMSEH PRODUCTS COMPANY, appoints each of James E. Wainright and James J. Connor, jointly and severally, as his true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable TECUMSEH PRODUCTS COMPANY to comply with the Securities Exchange Act of 1934, and with any requirements of the Securities and Exchange Commission, in connection with the Annual Report of TECUMSEH PRODUCTS COMPANY on Form 10-K for the year ended December 31, 2010 and any and all amendments thereto, including, but not limited to, power and authority to sign his name (as a director or officer of TECUMSEH PRODUCTS COMPANY, or otherwise) to such instruments and to such Annual Report and any amendments thereto, and to file them with the Securities and Exchange Commission. The undersigned ratifies and confirms all that either of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.

Signature	Date

/s/ James E. Wainright James E. Wainright	March 14, 2011

/s/ James J. connor James J. Connor	March 14, 2011

/s/ Kent B. Herrick Kent B. Herrick	March 14, 2011

/s/ David M. Goldberg David M. Goldberg	March 14, 2011

/s/ Steven J. Lebowski Steven J. Lebowski	March 14, 2011

/s/ Zachary E. Savas Zachary E. Savas	March 14, 2011

/s/ Terence C. Seikel Terence C. Seikel	March 14, 2011